Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	mark.bendza@honeywell.com

HONEYWELL DELIVERS STRONG EARNINGS WITH 370 BASIS POINTS OF OPERATING MARGIN EXPANSION AND 180 BASIS POINTS OF SEGMENT MARGIN EXPANSION; RAISES 2019 FULL-YEAR EARNINGS AND MARGIN GUIDANCE1

•	Reported Earnings per Share of $2.23; Adjusted Earnings per Share[2] of $2.08, up 9% Ex-Spins[2]

•	Reported Sales Down 16% Due to Impact of 2018 Spin-Offs; Organic Sales up 3% Driven by Aerospace, Process Solutions, and Building Technologies

•	Operating Income Margin up 370 Basis Points to 19.3%; Segment Margin up 180 Basis Points to 21.2%

•	Deployed $1.0 Billion in Capital to Share Repurchases; Announced 10% Dividend Increase

CHARLOTTE, N.C., October 17, 2019 -- Honeywell (NYSE: HON) today announced its financial results for the third quarter of 2019 and raised its full-year segment margin and adjusted earnings per share financial guidance1, narrowed its sales guidance and reaffirmed its cash flow guidance.
“We continue to deliver strong results and returns for our shareowners, even with the ongoing uncertainty in the macroeconomic environment," said Darius Adamczyk, chairman and chief executive officer of Honeywell. "We delivered adjusted earnings per share2 of $2.08, up 9%, excluding the impact of the spin-offs2, which was above the high end of our third-quarter guidance range. Organic sales growth of 3% was driven by strength across Aerospace, continued demand for commercial fire products in Building Technologies, and broad-based growth in Process Solutions. In addition, Honeywell Connected Enterprise drove double-digit connected software growth, continuing our transformation into a premier software industrial company. Our productivity rigor and the favorable impact of the 2018 spin-offs also contributed to our strong results and expanded segment margin, which was up 180 basis points to 21.2% in the quarter.
“We remain on track to meet our cash flow commitments for the year, and we continued to execute on our capital deployment strategy in the third quarter. We repurchased $1.0 billion in Honeywell shares, bringing total repurchases in the first nine months of 2019 to $3.7 billion. We also acquired TruTrak Flight Systems, made three strategic investments within Honeywell Ventures, and announced a 10% dividend increase, the tenth consecutive double-digit dividend increase. Additionally, during the quarter, we issued $2.7 billion of senior notes to refinance October debt maturities at attractive rates, further strengthening our balance sheet," said Adamczyk.
“Overall, we had a strong third quarter, which was a continuation of very strong performance year-to-date. We are well positioned in attractive end markets with multiple levers for value creation heading into 2020. We

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Honeywell Q3’19 Results - 2

remain committed to delivering outstanding returns for our customers, shareowners, and employees over the long-term,” concluded Adamczyk.
As a result of the company's performance in the first three quarters and management’s outlook for the remainder of the year, Honeywell updated its full-year financial guidance1. Organic sales growth is now expected to be in the range of 4% to 5%; segment margin1 is now expected to be 20.9% to 21.0%, up 20 basis points from the low end of the prior guidance range; and adjusted earnings per share1 is now expected to be $8.10 to $8.15, up fifteen cents from the low end of the prior guidance range.
A summary of the company’s full-year guidance changes can be found in Table 1.

Third-Quarter Performance
Honeywell sales for the third quarter were down 16% on a reported basis and up 3% on an organic basis. The difference between reported and organic sales primarily relates to the spin-offs of the Transportation Systems business (formerly in Aerospace) and the Homes and ADI Global Distribution business (formerly in Honeywell Building Technologies) as well as the impact of foreign currency translation. The third-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the third quarter were up 10% on an organic basis driven by continued double-digit growth in the Defense and Space business, strength in the commercial aftermarket, and original equipment demand across air transport and business aviation. Segment margin expanded 350 basis points to 25.6%, primarily driven by commercial excellence, productivity, net of inflation, and the favorable impact from the spin-off of the Transportation Systems business in 2018.
Honeywell Building Technologies sales for the third quarter were up 3% on an organic basis driven by continued demand for commercial fire and building management products, and building projects across the Americas. Segment margin expanded 390 basis points to 21.0% driven by the favorable impact from the spin-off of the Homes and ADI Global Distribution business in 2018.
Performance Materials and Technologies sales for the third quarter were up 3% on an organic basis driven by robust demand for services, gas products, and automation projects in Process Solutions, double-digit software growth driven by demand for Honeywell Forge for Industrial, and strength in licensing and refining catalysts in UOP. This was partially offset by lower gas processing sales in UOP and declines in Advanced Materials, which was impacted by continued illegal imports of hydrofluorocarbons (HFCs) into Europe. Segment margin expanded 60 basis points to 21.8%, primarily driven by productivity, net of inflation, and commercial excellence.
Safety and Productivity Solutions sales for the third quarter were down 8% on an organic basis driven by distributor destocking that resulted in lower sales volumes in productivity products and the impact of major systems project timing in Intelligrated, which more than offset continued demand for gas sensing and detection products. Segment margin contracted 320 basis points to 13.4%, primarily driven by lower sales volumes in productivity products and higher sales of lower margin products.

Conference Call Details
Honeywell will discuss its third-quarter results and updated full-year guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (800) 239-9838 (domestic) or (323) 794-2551 (international) approximately ten minutes before the 8:30 a.m. EDT

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Honeywell Q3’19 Results - 3

start. Please mention to the operator that you are dialing in for Honeywell’s third-quarter 2019 earnings call or provide the conference code HON3Q19. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, October 17, until 12:30 p.m. EDT, October 24, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 7673176.

TABLE 1: FULL-YEAR 2019 GUIDANCE1

	Previous Guidance	Current Guidance
Sales	$36.7B - $37.2B	$36.7B - $36.9B
Organic Growth	4% - 6%	4% - 5%
Segment Margin	20.7% - 21.0%	20.9% - 21.0%
Expansion	Up 110 - 140 bps	Up 130 - 140 bps
Expansion Ex-Spins[3]	Up 30 - 60 bps	Up 50 - 60 bps
Adjusted Earnings Per Share[4]	$7.95 - $8.15	$8.10 - $8.15
Earnings Growth Ex-Spins	8% - 10%	~ 10%
Operating Cash Flow	$6.2B - $6.5B	$6.2B - $6.5B
Adjusted Free Cash Flow[5]	$5.7B - $6.0B	$5.7B - $6.0B
Conversion	98% - 100%	98% - 100%

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	3Q 2018	3Q 2019	Change
Sales	10,762	9,086	(16)%
Organic Growth			3%
Segment Margin	19.4%	21.2%	180 bps
Operating Income Margin	15.6%	19.3%	370 bps
Reported Earnings Per Share	$3.11	$2.23	(28)%
Adjusted Earnings Per Share Ex-Spins[6]	$1.90	$2.08	9%
Cash Flow from Operations	1,878	1,471	(22)%
Adjusted Free Cash Flow[7]	1,809	1,286	(29)%

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Honeywell Q3’19 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	3Q 2018	3Q 2019	Change
Sales	4,030	3,544	(12)%
Organic Growth			10%
Segment Profit	891	908	2%
Segment Margin	22.1%	25.6%	350 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	2,517	1,415	(44)%
Organic Growth			3%
Segment Profit	430	297	(31)%
Segment Margin	17.1%	21.0%	390 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,640	2,670	1%
Organic Growth			3%
Segment Profit	560	582	4%
Segment Margin	21.2%	21.8%	60 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,575	1,457	(7)%
Organic Growth			(8)%
Segment Profit	262	195	(26)%
Segment Margin	16.6%	13.4%	(320) bps

1As discussed in the notes to the attached reconciliations, we do not provide guidance for margin or EPS on a GAAP basis.
2Adjusted EPS and adjusted EPS V% ex-spins exclude 3Q18 after-tax separation costs related to the spin-offs of Resideo and Garrett, the 3Q18 after-tax segment profit contribution from Resideo and Garrett, net of the spin indemnification impacts assuming both indemnification agreements were effective in 3Q18, and adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge.
3Segment margin expansion ex-spins guidance excludes sales and segment profit contribution from Resideo and Garrett in 2018.
4Adjusted EPS and adjusted EPS V%, ex-spins, guidance excludes pension mark-to-market, adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, 2018 after-tax separation costs related to the spin-offs of Resideo and Garrett, and the 2018 after-tax segment profit contribution from the spin-offs, net of spin indemnification impacts assuming both indemnification agreements were effective for all of 2018, of $0.62.
5Adjusted free cash flow guidance and associated conversion exclude estimated payments of ~$0.3B for separation costs incurred in 2018 related to the spin-offs of Resideo and Garrett. Adjusted free cash flow conversion guidance also excludes pension mark-to-market and adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge. As discussed in the notes to the attached reconciliations, we do not provide cash flow conversion guidance on a GAAP basis.
6Adjusted EPS ex-spins and adjusted EPS V% ex-spins exclude 3Q18 after-tax separation costs related to the spin-offs of Resideo and Garrett of $233M, and the favorable adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge of $114M in 3Q19 and $1,047M in 3Q18. Also excludes the 3Q18 after-tax segment profit contribution from the spin-offs, net of spin indemnification impacts assuming both indemnification agreements were effective in 3Q18, of $0.13.
7Adjusted free cash flow and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs of $7M in 3Q19 and $114M in 3Q18.

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations,

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Honeywell Q3’19 Results - 5

markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales and which we adjust to exclude sales and segment profit contribution from Resideo and Garrett in 2018, if and as noted in the release; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding pension mark-to-market expenses, separation costs related to the spin-offs, and adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as separation costs related to the spin-offs, adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, and after-tax segment profit contribution from Resideo and Garrett in the periods noted in the release, net of spin indemnification impacts assuming both indemnification agreements were effective in such periods, if and as noted in the release. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

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Honeywell Q3’19 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Product sales	$6,793	$8,477	$20,496	$25,414
Service sales	2,293	2,285	6,717	6,659
Net sales	9,086	10,762	27,213	32,073
Costs, expenses and other
Cost of products sold (1)	4,775	6,127	14,244	18,234
Cost of services sold (1)	1,263	1,429	3,767	4,127
	6,038	7,556	18,011	22,361
Selling, general and administrative expenses (1)	1,296	1,524	4,046	4,527
Other (income) expense	(311)	(275)	(901)	(859)
Interest and other financial charges	96	99	266	277
	7,119	8,904	21,422	26,306
Income before taxes	1,967	1,858	5,791	5,767
Tax expense (benefit)	319	(498)	1,151	679
Net income	1,648	2,356	4,640	5,088
Less: Net income attributable to the noncontrolling interest	24	18	59	44
Net income attributable to Honeywell	$1,624	$2,338	$4,581	$5,044
Earnings per share of common stock - basic	$2.26	$3.15	$6.33	$6.76
Earnings per share of common stock - assuming dilution	$2.23	$3.11	$6.25	$6.67
Weighted average number of shares outstanding - basic	717.6	741.8	723.5	746.0
Weighted average number of shares outstanding - assuming dilution	726.7	752.0	732.8	756.0

(1)
Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q3’19 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales	2019	2018	2019	2018
Aerospace	$3,544	$4,030	$10,393	$12,065
Honeywell Building Technologies	1,415	2,517	4,254	7,496
Performance Materials and Technologies	2,670	2,640	7,977	7,872
Safety and Productivity Solutions	1,457	1,575	4,589	4,640
Total	$9,086	$10,762	$27,213	$32,073

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Profit	2019	2018	2019	2018
Aerospace	$908	$891	$2,653	$2,702
Honeywell Building Technologies	297	430	868	1,273
Performance Materials and Technologies	582	560	1,790	1,676
Safety and Productivity Solutions	195	262	598	760
Corporate	(54)	(53)	(202)	(181)
Total segment profit	1,928	2,090	5,707	6,230
Interest and other financial charges	(96)	(99)	(266)	(277)
Stock compensation expense (1)	(37)	(41)	(112)	(131)
Pension ongoing income (2)	150	247	449	745
Other postretirement income (2)	12	12	35	24
Repositioning and other charges (3,4)	(96)	(299)	(306)	(756)
Other (5)	106	(52)	284	(68)
Income before taxes	$1,967	$1,858	$5,791	$5,767

(1)	Amounts included in Selling, general and administrative expenses.

(2)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).

(3)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.

(4)	Includes repositioning, asbestos, and environmental expenses.

(5)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q3’19 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10,908	$9,287
Short-term investments	1,456	1,623
Accounts receivable - net	7,583	7,508
Inventories	4,601	4,326
Other current assets	1,640	1,618
Total current assets	26,188	24,362
Investments and long-term receivables	631	742
Property, plant and equipment - net	5,240	5,296
Goodwill	15,426	15,546
Other intangible assets - net	3,787	4,139
Insurance recoveries for asbestos related liabilities	412	437
Deferred income taxes	241	382
Other assets	8,179	6,869
Total assets	$60,104	$57,773
LIABILITIES
Current liabilities:
Accounts payable	$5,522	$5,607
Commercial paper and other short-term borrowings	3,422	3,586
Current maturities of long-term debt	4,088	2,872
Accrued liabilities	6,883	6,859
Total current liabilities	19,915	18,924
Long-term debt	11,101	9,756
Deferred income taxes	1,366	1,713
Postretirement benefit obligations other than pensions	329	344
Asbestos related liabilities	2,195	2,269
Other liabilities	6,885	6,402
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,306	18,358
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$60,104	$57,773

Honeywell Q3’19 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$1,648	$2,356	$4,640	$5,088
Less: Net income attributable to the noncontrolling interest	24	18	59	44
Net income attributable to Honeywell	1,624	2,338	4,581	5,044
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	165	186	500	558
Amortization	98	100	319	304
Repositioning and other charges	96	299	306	756
Net payments for repositioning and other charges	(72)	(191)	(157)	(519)
Pension and other postretirement income	(162)	(259)	(484)	(769)
Pension and other postretirement benefit payments	(5)	(23)	(50)	(67)
Stock compensation expense	37	41	112	131
Deferred income taxes	(342)	(596)	(298)	(482)
Other	93	(241)	98	(163)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(176)	34	(78)	131
Inventories	(3)	(270)	(276)	(459)
Other current assets	171	182	(68)	356
Accounts payable	(81)	242	(89)	466
Accrued liabilities	28	36	(133)	(412)
Net cash provided by (used for) operating activities	1,471	1,878	4,283	4,875
Cash flows from investing activities:
Expenditures for property, plant and equipment	(192)	(183)	(504)	(522)
Proceeds from disposals of property, plant and equipment	31	1	41	4
Increase in investments	(944)	(1,095)	(3,218)	(2,882)
Decrease in investments	1,155	1,126	3,318	4,634
Cash paid for acquisitions, net of cash acquired	(4)	(51)	(4)	(51)
Other	175	30	245	250
Net cash provided by (used for) investing activities	221	(172)	(122)	1,433
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	3,178	6,551	10,292	19,300
Payments of commercial paper and other short-term borrowings	(3,178)	(7,001)	(10,293)	(19,153)
Proceeds from issuance of common stock	47	115	425	242
Proceeds from issuance of long-term debt	2,696	21	2,725	26
Payments of long-term debt	(36)	(26)	(120)	(1,303)
Repurchases of common stock	(1,000)	(604)	(3,650)	(2,308)
Cash dividends paid	(595)	(553)	(1,798)	(1,669)
Pre-separation funding	—	1,604	—	1,604
Other	(40)	(23)	(72)	(141)
Net cash provided by (used for) financing activities	1,072	84	(2,491)	(3,402)
Effect of foreign exchange rate changes on cash and cash equivalents	(81)	(69)	(49)	(162)
Net increase (decrease) in cash and cash equivalents	2,683	1,721	1,621	2,744
Cash and cash equivalents at beginning of period	8,225	8,082	9,287	7,059
Cash and cash equivalents at end of period	$10,908	$9,803	$10,908	$9,803

Honeywell Q3’19 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended September 30, 2019
Honeywell
Reported sales % change	(16)%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	(18)%
Organic sales % change	3%

Aerospace
Reported sales % change	(12)%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	(22)%
Organic sales % change	10%

Honeywell Building Technologies
Reported sales % change	(44)%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	(46)%
Organic sales % change	3%

Performance Materials and Technologies
Reported sales % change	1%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	3%

Safety and Productivity Solutions
Reported sales % change	(7)%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	2%
Organic sales % change	(8)%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q3’19 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,
	2019	2018
Segment profit	$1,928	$2,090
Stock compensation expense (1)	(37)	(41)
Repositioning, Other (2,3)	(109)	(313)
Pension and other postretirement service costs (4)	(30)	(54)
Operating income	$1,752	$1,682
Segment profit	$1,928	$2,090
÷ Net sales	$9,086	$10,762
Segment profit margin %	21.2%	19.4%
Operating income	$1,752	$1,682
÷ Net sales	$9,086	$10,762
Operating income margin %	19.3%	15.6%

(1)	Included in Selling, general and administrative expenses.

(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(3)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.

(4)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q3’19 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share and Adjusted Earnings per Share Excluding Spin-off Impact (Unaudited)

	Three Months Ended September 30,		Twelve Months Ended December 31,
	2019	2018	2018
Earnings per share of common stock - assuming dilution (1)	$2.23	$3.11	$8.98
Pension mark-to-market expense (2)	—	—	0.04
Separation costs (3)	—	0.31	0.97
Impacts from U.S. Tax Reform	(0.15)	(1.39)	(1.98)
Adjusted earnings per share of common stock - assuming dilution	$2.08	$2.03	$8.01
Less: EPS, attributable to spin-offs		0.13	0.62
Adjusted earnings per share of common stock - assuming dilution, excluding spin-off impact		$1.90	$7.39

(1) For the three months ended September 30, 2019 and 2018, adjusted earnings per share utilizes weighted average shares of approximately 726.7 million and 752.0 million. For the twelve months ended December 31, 2018, adjusted earnings per share utilizes weighted average shares of approximately 753.0 million.

(2) Pension mark-to-market expense uses a blended tax rate of 24% for 2018.

(3) For the three months ended September 30, 2018, separation costs of $248 million ($233 million net of tax) includes $132 million of tax costs we incurred in the restructuring of the ownership of various legal entities in anticipation of the spin-off transactions ("frictional tax costs") and $116 million ($101 million net of tax) of other separation costs. For the twelve months ended December 31, 2018, separation costs of $732 million including net tax impacts.

We believe adjusted earnings per share, excluding spin-off impact, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.

Honeywell Q3’19 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Cash provided by operating activities	$1,471	$1,878
Expenditures for property, plant and equipment	(192)	(183)
Free cash flow	1,279	1,695
Separation cost payments	7	114
Adjusted free cash flow	$1,286	$1,809
Net income attributable to Honeywell	$1,624	$2,338
Separation costs, includes net tax impacts	—	233
Impacts from U.S. Tax Reform	(114)	(1,047)
Adjusted net income attributable to Honeywell	$1,510	$1,524
Cash provided by operating activities	$1,471	$1,878
÷ Net income (loss) attributable to Honeywell	$1,624	$2,338
Operating cash flow conversion	91%	80%
Adjusted free cash flow	$1,286	$1,809
÷ Adjusted net income attributable to Honeywell	$1,510	$1,524
Adjusted free cash flow conversion %	85%	119%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q3’19 Results - 14

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

Twelve Months Ended December 31, 2018
Segment profit	$8,190

Stock compensation expense (1)	(175)
Repositioning, Other (2,3)	(1,100)
Pension and other postretirement service costs (4)	(210)

Operating income	$6,705

Segment profit	$8,190
÷ Net sales	$41,802
Segment profit margin %	19.6%

Operating income	$6,705
÷ Net sales	$41,802
Operating income margin %	16.0%

(1)	Included in Selling, general and administrative expenses.

(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(3)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.

(4)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit margin, on an overall Honeywell basis, to operating income margin has not been provided for all forward-looking measures of segment profit margin included herewithin, however, operating income margin is expected to be up 230 to 240 bps in 2019 full year, with the differences between segment profit margin and operating income margin driven by expected full year stock compensation expense, repositioning and other, and pension and other postretirement service costs. For forward looking information, a reconciliation of segment profit margin to operating income margin is not provided as management cannot reliably predict or estimate, without unreasonable effort, the apportionment of the amount attributable to the reconciling items between segment profit margin and operating income margin due to the uncertainty of each respective item.

Honeywell Q3’19 Results - 15

Honeywell International Inc.
Calculation of Segment Profit Excluding Spin-off Impact and Segment Margin Excluding Spin-off Impact
(Dollars in millions)

Twelve Months Ended December 31, 2018
Segment profit	$8,190
Spin-off impact (1)	(1,011)
Segment profit excluding spin-off impact	$7,179

Sales	$41,802
Spin-off impact (1)	(6,551)
Sale excluding spin-off impact	$35,251

Segment profit margin % excluding spin-off impact	20.4%

(1)
Amount computed as the portion of Aerospace and Honeywell Building Technologies segment profit and sales in the applicable prior year period for Transportation Systems and Homes and Global Distribution spin-off businesses.

Honeywell Q3’19 Results - 16

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

Twelve Months Ended December 31, 2019(E) ($B)
Cash provided by operating activities	~$6.2 - $6.5
Expenditures for property, plant and equipment	~(0.8)
Free cash flow	~5.4 - 5.7
Separation cost payments	~0.3
Adjusted free cash flow	~$5.7 - $6.0

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets.